As filed with the Securities and Exchange Commission on March 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Anchiano Therapeutics Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Kiryat Hamada St., PO Box 45032 Jerusalem, Israel	9777401
(Address of Principal Executive Offices)	(Zip Code)

2017 Equity-Based Incentive Plan

(Full titles of the plans)

Anchiano Therapeutics, Inc.

One Kendall Square, Building 600, Suite 6-106

Cambridge, MA 02139

+1 (857) 259-4622

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anna T. Pinedo Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020-1001 Tel: (212) 506-2500	Aaron M. Lampert Goldfarb Seligman & Co. 98 Yigal Alon Street Tel Aviv 6789141, Israel Tel: +972 (3) 608-9999

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, no par value(1)
Shares reserved for future issuance under the 2017 Equity-Based Incentive Plan	1,438,974(3)	$0.83	$1,194,348.42(4)	$155.03
Total	1,438,974		$1,194,348.42	$155.03

(1)

These shares may be represented by American Depositary Shares (“ADSs”), each of which currently represents five ordinary shares, no par value (“Ordinary Shares”) of Anchiano Therapeutics Ltd. (the “Registrant”). ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-192259).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Ordinary Shares that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares.

(3)

Represents additional Ordinary Shares reserved for future issuance under the 2017 Equity-Based Incentive Plan (“2017 Plan”) resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2017 Plan.

(4)	This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee, and is based on a price of $0.825 per ADS, the average of the high and low prices of the ADSs as reported on The Nasdaq Capital Market on March 13, 2020.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 1,438,974 additional Ordinary Shares under the Registrant’s 2017 Plan pursuant to the provisions of such plan providing for an automatic annual increase in the number of shares reserved for issuance under such plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the SEC on July 22, 2019 (Registration No. 333-232757). In accordance with the instructional note of Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the SEC:

(a)	The Registrant’s latest annual report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 17, 2020 (File No. 001-38807) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s annual report referred to in (a) above; and

(c)	The description of the Ordinary Shares and ADSs contained in Item 1 of the Registrant’s registration statement on Form 8-A12B filed with the SEC on February 8, 2019 (File No. 001-38807) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

EXHIBIT INDEX

Exhibit Number	Description
4.1#*	Amended and Restated Articles of Association of the Registrant (previously filed as Exhibit 3.2 of amendment no. 4 to the Registrant’s registration statement on Form F-1 (File No. 333-229155) as filed with the SEC on February 11, 2019 and incorporated by reference herein).
5.1	Opinion of Goldfarb Seligman & Co., Israeli counsel to the Registrant (including consent)
23.1	Consent of Somekh Chaikin, Member Firm of KPMG International, independent registered public accounting firm for the Registrant.
23.2	Consent of Goldfarb Seligman & Co., Israeli counsel to the Registrant (included in Exhibit 5.1).
24.1	Powers of Attorney (included in signature page hereto).
99.1*	2017 Equity-Based Incentive Plan (previously filed as Exhibit 10.8 of the Registrant’s registration statement on Form F-1 (File No. 333-229155) as filed with the SEC on January 7, 2019 and incorporated by reference herein).

*	Previously filed.
#	English translation of original Hebrew document.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Anchiano Therapeutics Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Cambridge, Massachusetts on March 17, 2020.

ANCHIANO THERAPEUTICS LTD.

By:	/s/ Dr. Frank G. Haluska
Name:	Dr. Frank G. Haluska
Title:	Chief Executive Officer

Each of the undersigned officers and directors of Anchiano Therapeutics Ltd. hereby constitutes and appoints Dr. Frank G. Haluska, with full power to act alone, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his name, place and stead, in any and all capacities, to sign this Registration Statement of Anchiano Therapeutics Ltd. on Form S-8 and any and all amendments thereto (including post-effective amendments) and any documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on March 17, 2020.

/s/ Dr. Frank G. Haluska	Chief Executive Officer and Director
Dr. Frank G. Haluska	(Principal Executive Officer)

/s/ Jonathan Burgin	Chief Financial Officer and Chief Operating Officer
Jonathan Burgin	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dennison Veru	Interim Chairman of the Board of Directors
Dennison Veru

/s/ Ruth Alon	Director
Ruth Alon

/s/ Ofer Gonen	Director
Ofer Gonen

/s/ Reginald Hardy	Director
Reginald Hardy

/s/ Dr. Lawrence Howard	Director
Dr. Lawrence Howard

/s/ Isaac Kohlberg	Director
Isaac Kohlberg

Anchiano Therapeutics, Inc.		Authorized Representative in the United States

By:	/s/ Dr. Frank Haluska
Name:	Dr. Frank Haluska
Title:	Chief Executive Officer